Exhibit 23.4

Gaffney, Cline & Associates (Consultants) Pte. Ltd. 150 Beach Road #20-01/02 Gateway West Singapore 189720 Tel: +65 6225 6951 UEN: 198701453N

February 23, 2024
Jeffrey Wilson
General Manager - Corporate Reserves
Murphy Oil Corporation
9805 Katy Freeway, Suite G-200
Houston, TX 77024

Dear Jeffrey,

Consent to Release GaffneyCline Report

We hereby consent to the reference of our firm and to the use of our report conducting an audit of the Lac Da Vang property located in the south-east corner of Block 15-1/05 in the Cuu Long Basin on the continental shelf, offshore of southern Vietnam, effective December 31, 2023 and dated January 26, 2024 in the Murphy Oil Corporation Form 10-K for the year ended December 31, 2023, Registration Statement Form S‑8, No. 333-256048 and Registration Statement Form S‑3, No. 333-260287 and in any related prospectus, including any reference to our firm under the heading “Experts” in such prospectus.

Yours sincerely,

Gaffney, Cline & Associates (Consultants) Pte Ltd

Doug Peacock
Senior Director

DP/mlt/PS-23-208110/L0023
Murphy Oil Corporation www.gaffneycline.com